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                    ASSUMPTION OF CRIMI EMPLOYMENT AGREEMENT


                  For good and valuable consideration, the receipt of which is hereby acknowledged, Synergistic Holdings Corp., a Delaware corporation, hereby assumes and agrees to perform all of the obligations of Salex Holding Corporation under the Salvatore Crimi Employment Agreement, dated August 4, 1995, between Salvatore Crimi and Salex Holding Corporation.

 Dated: September___, 1996

                                      SYNERGISTIC HOLDINGS CORP.


                                      By:/s/ Thomas M. Swartwood
                                         ----------------------------
                                         Name:  Thomas M. Swartwood
                                         Title: President